Exhibit 10.39

BGC HOLDINGS, L.P.

FIRST AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

This First Amendment (“First Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P., amended and restated as of March 31, 2008 (the “Agreement”) is dated as of this 1st day of March, 2009.

WITNESSETH:

WHEREAS, the General Partner and the Exchangeable Limited Partners wish to amend the agreement to create a new class of Units in the partnership; and

WHEREAS, this First Amendment has been approved by each of the General Partner and the Exchangeable Limited Partners (by the affirmative vote of a Majority in Interest)

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this First Amendment:

Section 1. Creation and Description of Restricted Partnership Units

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Section 4.02 thereof, there is hereby created a new class of Units in the Partnership designated as Restricted Partnership Units. Restricted Partnership Units shall be considered Working Partner Units.

The definition of “Working Partner Unit” is hereby amended and restated as follows:

“Working Partner Unit” means any Unit (including High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units, Grant Units, Matching Grant Units or Restricted Partnership Units) designated as a Working Partner Unit in accordance with the terms of this Agreement.

The first two sentences of Section 4.02 of the Agreement are hereby amended and restated as follows:

“SECTION 4.02. Interests. (a) Generally. (i) Types of Interests. Interests in the Partnership shall be divided into: (A) a General Partnership Interest, and (B) Limited Partnership Interests (including for the avoidance of doubt, the Regular Limited Partnership Interests, the Exchangeable Limited Partnership Interests, the Special Voting Limited Partnership Interest, the Founding Partner Interests, the REU Interests and the Working Partner Interests (which shall not constitute separate classes or groups of partnership interests within the meaning of the Act, provided that, Restricted Partnership Units shall be a separate class of Working Partner Interests and shall constitute a separate class or group of partnership interests within the meaning of Section 12(g) of the Securities Exchange Act of 1934.).”

Subsection (v) is hereby added to Section 12.01 (a) of the Agreement as follows:

“(v) Restricted Partnership Units. Restricted Partnership Units shall represent a separate class of Working Partner Interests in the Partnership.

Section (d) (iv) is hereby added to Section 4.03 as follows:

(d)(iv) Each grant of an Restricted Partnership Unit shall set forth an amount (“the Restricted Partnership Post-Termination Amount”), potentially payable to the holder of such Restricted Partnership Unit following the redemption of such Restricted Partnership Unit in accordance with Section 12.03(b), as well as a vesting schedule setting forth the portion of the Restricted Partnership Post-Termination Amount that shall become payable in such circumstances and the terms and conditions of such vesting; provided that if a vesting schedule is not set forth in the documentation relating to such grant or is not otherwise specified in writing, the Restricted Partnership Post-Termination Amount shall vest annually over three(3) years on a pro rata basis.

In addition, the last clause of section 4.03(e)(i) shall be replaced with the following: “provided that if no vesting schedule is set forth in the documentation relating to such grant or is otherwise specified in writing, the Restricted Partnership Post-Termination Amount shall vest annually over three (3) years on a pro rata basis.”

To the extent necessary to give effect to the creation of a new class of Units, Section 4.02(h) shall be deemed to have been amended by the adoption of this First Amendment.

Section 2. Voting Rights of Restricted Partnership Units.

Notwithstanding anything set forth in Section 13.01 or elsewhere in the Agreement, the Agreement is hereby amended to provide that all Restricted Partnership Units shall have no voting rights except as required by the Act.

Section 3. Post-Termination Payment; Maximum Distributions In Respect of Restricted Partnership Units.

A. The following Section 12.02(l) shall be added to the Agreement:

“12.02(l). Post-Termination Payments for Restricted Partnership Units.

(i) Subject to Sections 12.02(l)(ii) and 12.02(l)(vi), following the Termination of a holder of Restricted Partnership Units, the Partnership shall redeem the Restricted Partnership Units, and in exchange therefor, shall deliver to such holder (or his, her or its Personal Representative in the event of the death of such holder) an amount of cash equal to the portion, if any, of the Restricted Partnership Post-Termination Payment associated with such Restricted Partnership Units that has vested in accordance with the vesting schedule set forth in the grant of such Restricted Partnership Units; provided, however, that, in lieu of such cash payment for an Restricted Partnership Unit or Units, the Partnership may cause such Restricted Partnership Unit or Units held by such Partner to become exchangeable pursuant to Section 8.01(b)(iv) and to automatically be Exchanged with BGC Partners for BGC Partners Class A Common Stock on the terms set forth in Sections 8.01(f), 8.01(g) and 8.01(h); provided that the General Partner shall determine the Exchange Effective Date (which date shall be on the date of such Termination or Bankruptcy or as promptly as practicable thereafter and which may be later than the Calculation Date), it being understood that the aggregate value of the shares of BGC Partners Class A Common Stock may be more or less than the vested Restricted Partnership Post-Termination Amount of such Restricted Partnership Units. The total amount of cash and/or shares payable pursuant to this Section 12.02(l)(i) is referred to herein as the “Restricted Partnership Post-Termination Payment.” A Terminated Restricted Partnership Unit holder’s eligibility to receive the Restricted Partnership Post-Termination Payment shall be subject to the vesting schedule set forth in the award of such Restricted Partnership Units. The obligation to make any Restricted Partnership Post-Termination Payment shall be cancelled and no such payment shall be made in the event the Partnership is dissolved without reconstitution prior to the date such holder of Restricted Partnership Units becomes a Terminated Restricted Partnership Partner.

(ii) Notwithstanding the foregoing, the payment of an Restricted Partnership Post-Termination Payment shall be paid in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Payment Date (subject to any delay caused by the administration of the estate of a deceased or Bankrupt Working Partner) as set forth in the grant of the applicable Restricted Partnership Unit, and such payment shall be subject to the following: the applicable Working Partner shall not have violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date each such payment is due and the Partnership may condition the receipt of any Restricted Partnership Post-Termination Payment upon receipt of a certification, in form and substance acceptable to the General Partner, that such former Working Partner (or in the case of any Restricted Partnership Units held by a corporate Working Partner, the majority owner of such Working Partner) has not violated its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payment is due; provided, however, that the Personal Representative of a deceased Working Partner shall not be entitled to receive any payment pursuant to this Section 12.02(l) if the deceased Working Partner violated its Partner Obligations (including engaging in a Competitive Activity) prior to his, her or its death.

(iii) Payments of the Restricted Partnership Post-Termination Payment shall not bear interest.

(iv) The provisions of Sections 12.02(d)(ii), 12.02(d)(iii), 12.02(d)(iv), 12.02(d)(v) and 12.02(d)(vi) shall apply to Restricted Partnership Units with such modifications as may be required (as determined by the General Partner) to reflect the purpose of this Section 12.02(l).

(v) Each Working Partner holding Restricted Partnership Units acknowledges and agrees that payments pursuant to this Section 12.02(l) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(vi) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to an Restricted Partnership Unit where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to this Section 12.02 (l) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.”

B. The following Section 5.04(c) shall be added to the Agreement:

“(c) Notwithstanding anything to the contrary in this Section 5.04, the maximum amount of Income allocated to an Restricted Partnership Unit with respect to each twelve (12) month period commencing on the effective date of the issuance of such Restricted Partnership Unit and each anniversary of such effective date, shall be 15% of the Post-Termination Payment applicable to such Unit.”

The following shall be added to the beginning of Section 5.04(a): “Except as otherwise expressly provided in this Agreement,”

Section 4. Distributions In Respect of Restricted Partnership Units in the event of Dissolution.

Restricted Partnership Units shall not be entitled to distributions in the event of dissolution of the Partnership. Accordingly, subsection (iv) of Section 9.03 of the Agreement shall be replaced with the following

(iv) fourth, to the Partners (other than with respect to Restricted Partnership Units) in proportion to their respective Percentage Interests (provided that for purposes of this section, the number of Restricted Partnership Units shall not be counted in the calculation of a Partner’s Percentage Interest).

Section 5. Other Amendments.

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited partners, to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of the foregoing Amendment including, without limitation, to amend the Table of Contents or to reflect the foregoing amendments in an Amended and Restated Partnership Agreement (and to further amend and/or restate such Amended and Restated Partnership Agreement to reflect the foregoing amendments to the extent necessary or appropriate as determined by the General Partner.

BGC GP, LLC

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and CEO

CANTOR FITZGERALD, L.P., as the Exchangeable Limited Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman

[Signature Page to First Amendment, dated March 1, 2009, to Agreement of Limited Partnership of BGC Holdings, L.P., creating RPUs]